Exhibit 3.253

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

ARTICLES OF ENTITY CONVERSION OF

BURLINGTON COAT FACTORY WAREHOUSE OF POCONO CROSSING, INC.

The undersigned corporation, pursuant to Title 13.1, Chapter 9, Article 12.2 of the Code of Virginia, hereby executes the following articles of entity conversion and sets forth the following:

ONE

The name of the corporation immediately prior to the filing of these articles of entity conversion is Burlington Coat Factory Warehouse of Pocono Crossing, Inc. The corporation shall convert to a Virginia limited liability company and its name shall be Burlington Coat Factory of Pocono Crossing, LLC

TWO

Attached hereto as Annex A and made a part hereof is the Plan of Conversion

THREE

The Plan of Conversion was adopted by the unanimous consent of the shareholders.

IN WITNESS WHEREOF, the undersigned has executed this Articles of Entity Conversion as of this 13th day of March 2006, and the undersign affirms that the statements contained herein are true under the penalties of perjury.

Burlington Coat Factory Warehouse of Pocono Crossing, Inc.

By:	/s/ Paul Tang
Name:	Paul C. Tang
Title:	Secretary

PLAN OF CONVERSION

WHEREAS, Burlington Coat Factory Warehouse of Pocono Crossing, Inc. a Virginia corporation desires to convert its business entity status from a corporation to a limited liability company.

1. The name of the business entity prior to the conversion is: Burlington Coat Factory Warehouse of Pocono Crossing, Inc. (“Virginia”) and is a corporation duly organized under the laws of the State of Virginia.

2. The name of the business entity after the conversion shall be Burlington Coat Factory of Pocono Crossing, LLC be a limited liability company duly organized under the laws of the State of Virginia. (the “Converted Entity”)

3. The conversion shall become effective on April 2, 2006 at 12:01am Eastern Standard Time (the “Effective Date”).

4. On the Effective Date, the Articles of Incorporation and Bylaws of Pocono Crossing shall cease to exist. The Articles of Organization and the Limited Liability Company Agreement of the Converted Entity shall govern according to the applicable laws of the State of Virginia.

5. The persons who are members of the Board of Directors and officers of Pocono Crossing immediately prior to the Effective Date shall, after the Effective Date, be removed as members. of the Board of Directors of Pocono Crossing. The officers of the Converted Entity shall be those officers named in the Limited Liability Company Agreement of the Converted Entity.

6. On the Effective Date, by virtue of the conversion and without any action on the part of the holder of Pocono Crossing’s Stock, each share of Pocono Crossing’s Stock which is held immediately prior to the Effective Date shall be canceled and extinguished.

7. On and after the Effective Date, the Converted Entity shall possess all the assets of every description, and every interest in the assets, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of Pocono Crossing and all obligations belonging to or due to Pocono Crossing, all of which vested in the Converted Entity without further act or deed. The Converted Entity shall be liable for all the obligations of Pocono Crossing; any claim existing, or action or proceeding pending, by or against Pocono Crossing may be prosecuted to judgment, with right of appeal, as if the Conversion had not taken place, or the Converted Entity may be substituted in its place; and all the rights of creditors of Pocono Crossing shall be preserved unimpaired.

Burlington Coat Factory Warehouse of Pocono Crossing, Inc.

By:	/s/ Paul Tang
Name:	Paul C. Tang
Title:	EVP and Secretary

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

ARTICLES OF ORGANIZATION OF A

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1. The name of the limited liability company is

Burlington Coat Factory of Pocono Crossing, LLC

2. A. The name of the limited liability company’s initial registered agent is

Corporation Service Company

A domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3. The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

11 South 12th Street, P.O. Box 1463

Richmond, VA 23218

4. The limited liability company’s principal office address, including the street and number, if any, is

1830 Route 130 North

Burlington, New Jersey 08016

5. Organizer:

/s/ Cindy Rashed Reilly

March 13, 2006

Cindy Rashed Reilly

212-446-4838